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                   [Letterhead of Bernstein & Wasserman, LLP]


                                               November 6, 1996


Conolog Corporation
5 Columbia Road
Somerville, NJ 08876


Ladies and Gentlemen:

      We have acted as counsel for Conolog Corporation, a Delaware corporation ("Company"), in connection with a Registration Statement on Form S-1 ("Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 1,775,000 shares of the Company's Common Stock, $1.00 par value ("Common Stock") all of which are being registered on behalf of CNL Holdings, Inc. ("CNL" or "Selling Securityholder") which holds an option to purchase 1,775,000 shares of Common Stock ("Option Shares") from the Chase Manhattan Bank (the "Bank"). 1,400,000 of such Option Shares ("Note Option Shares") are issuable upon conversion of a certain note ("Note") held by the Bank and 375,000 of such Option Shares ("Outstanding Option Shares") are held directly by the Bank. All of the Option Shares are purchaseable pursuant to an agreement between CNL and the Bank (the "Option Agreement").

      In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, the Option Agreement, the Note, the corporate proceedings of the Company relating to the issuance of the Common Stock pursuant to the Note, and such other instruments and documents as we have deemed relevant under the circumstances.

      In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.


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We have also assumed that the corporate records of the Company include all corporate proceedings taken by the Company to date.

      Based upon and subject to the foregoing, we are of the opinion that the Outstanding Option Shares have been duly and validly authorized and issued and the Note Option Shares, when paid for in accordance with the Note, will be duly and validly issued, fully paid and nonassessable.

      We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement.


                                         Very truly yours,


                                         /s/ Bernstein & Wasserman, LLP
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                                         BERNSTEIN & WASSERMAN, LLP